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                                                                   EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statements (Forms S-8 Nos. 333-42866 and 333-69058) pertaining to the 1998 Incentive Stock Plan, 2000 Stock Plan and 2000 Employee Stock Purchase Plan of Illumina, Inc. of our report dated January 25, 2002, with respect to the financial statements of Illumina, Inc. included in the Annual Report (Form 10-K) for the year ended December 30, 2001.



                                                  /S/ ERNST & YOUNG LLP
                                                  ---------------------
                                                      ERNST & YOUNG LLP


San Diego, California
March 28, 2002